                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION

                            Information Statement
       Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X|  Preliminary information statement

|_| Confidential, for use of the Commission Only ((as permitted by Rule 14a-6(e)(2))

|_|  Definitive information statement


                             WAVE POWER.NET, INC.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable

(2) Aggregate number of securities to which transaction applies: Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4)  Proposed maximum aggregate value of transaction: Not applicable

(5)  Total fee paid: Not applicable

|_|   Fee paid previously with preliminary materials: Not applicable

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid: Not applicable
(2)  Form Schedule or Registration Statement No.: Not applicable
(3)  Filing Party: Not applicable
(4)  Date Filed: Not applicable

                              WAVE POWER.NET, INC.

         NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

                              WAVE POWER.NET, INC.

Dated as of February 19, 2002


To the Stockholders of WAVE POWER.NET, INC.:

     Brian Fisher (the "Majority Shareholder") is the holder of a total of 12,300,000 shares or approximately 69% of the 17,780,000 issued and outstanding stock of WAVE POWER.NET, INC., a Delaware corporation (the "Company" or "Wave Power"). The Majority Shareholder intends to adopt the following resolutions of the Board of Directors by written consent in lieu of a special meeting pursuant to General Corporation Law of the State of Delaware.

          1. To vote in favor or entering into an Agreement and Plan of Reorganization with 3 Strikes (USA), Inc., a New York corporation; and

          2. To amend Wave Power's Articles of Incorporation in order to change its name from "Wave Power.Net, Inc." to "Insta-Win, Ltd."; and

          3. To authorize a reverse split of the outstanding common stock of Wave Power so that, after the effective date of the reverse split, there will be one (1) share of common stock outstanding for every five (5) shares of common stock outstanding prior to the effective date of the reverse stock split.

     Wave Power will amend its Articles of Incorporation and file the Certificate of Reverse Split with the Secretary of State of Delaware reflecting the reverse split to be effective 21 calendar days after the mailing of this Information Statement or as soon thereafter as practicable.

     The Board of Directors of Wave Power believes that the proposals are in the best interest of Wave Power and Wave Power's stockholders and recommends their adoption.

     By order of the Board of Directors,


             /s/ Brian Fisher
          ___________________________
          Brian Fisher, President & Secretary

February 19, 2002

          WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              WAVE POWER.NET, INC.
                            950 North Federal Highway
                          Pompano Beach, Florida 33062

                               February 19, 2002

              PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

     This information statement is being furnished to the holders of common stock, par value $0.001 per share, of Wave Power.Net, Inc. in connection with and pursuant to an Agreement and Plan of Reorganization entered into on February 14, 2002 between Wave Power and 3 Strikes (USA), Inc.("3 Strikes"), a New York corporation, the terms of which are set forth below herein.

     Our Board of Directors believe the asset sale is in the best interest of the Company and its shareholders. The Agreement has the unanimous support of our Board of Directors, and our controlling shareholders have consented in writing to the asset sale and adopted the asset purchase agreement. This action by our controlling shareholders is sufficient to ensure that a majority of our shareholders adopt the asset purchase agreement and approve the asset sale without the vote of any other shareholder. Accordingly, your approval is not required and is not being sought.

     On or before March 10, 2002, the Majority Shareholder will submit their written consents to approve and adopt the Board of Directors' resolution described in this Information Statement. As of February 18, 2002, the Majority Shareholder will hold, of record, 12,300,000 shares of Wave Power's common stock, par value $0.001 per share, or approximately 69% of the 17,780,000 issued and outstanding common stock of Wave Power.

     Approximately 140 other shareholders hold the remaining outstanding shares of common stock. The Majority Shareholder consists of Brian Fisher, who is the President, Secretary, Treasurer and sole Director of Wave Power. Jeri Fisher, Brian Fisher's ex-wife who owns 200,000 shares of common stock has indicated that she and Justin Fisher, Brian Fisher's son who owns 221,300 shares of common stock, intend to vote in favor of the resolutions. The Company believes that it has an additional 3,278,700 shares that intend to vote in favor of adopting the proposed resolutions.

     The affirmative vote of the holders of a majority of the outstanding common stock of Wave Power is required to adopt the resolution described in this Information Statement. Delaware law does not require that the proposed action be approved by a majority of the disinterested shareholders or provide for the rights of appraisal. Holders of the common stock of record as of February 18, 2002 ("Record Date") are entitled to submit their consent to the Board of Directors resolution described in this Information Statement, although no shareholder consents are required or requested to be submitted, other than that of the Majority Shareholders, in order for the resolution to be adopted. Wave Power is not soliciting consents or proxies and shareholders has no obligation to submit either of them. Whether or not shareholders submit consents will not affect their rights as shareholders regarding the proposed shareholder action by written consent that approves the resolution of the Board of Directors being adopted. Other shareholders, who desire to submit their consents must do so by March 20, 2002, in writing to Wave Power's corporate office, attention: Secretary of the Corporation. Once submitted, said consents will be irrevocable. A total of 17,780,000 outstanding shares of common stock, as of the Record Date will be entitled to vote on Wave Power's proposed action described in this Information Statement.

     This information statement is dated February __, 2002 and is first being mailed to our shareholders on or about February__ , 2002.

                              Wave Power.Net, Inc.

     Wave Power has its executive offices at 950 North Federal Highway, Pompano Beach, Florida 33062. Telephone: 604-575-0050; Facsimile:
604-575-0051.

              PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

     Wave Power and Three Strikes desire to effect a Type B reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, on the terms and conditions set forth below, whereby the Wave Power will acquire all of the issued and outstanding shares of Three Strikes' common stock by issuing solely in exchange therefore to Three Strikes' shareholders, shares of the Wave Power's Common Capital Stock (the "Wave Power Stock").

I.   BASIC TRANSACTION.

     1.1 Plan of Reorganization. Subject to the terms and conditions of the Agreement and pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, the parties to this Agreement shall effect a Type B reorganization (the "Reorganization") whereby all of the outstanding shares of 3 Strikes' common stock will be exchanged for 20,000,000 post reverse split shares of 3 Strikes's Common Stock. The Reorganization shall take place on the Closing Date (hereinafter defined in Section 1.2 of this Agreement) and shall be accomplished in accordance with Article V below.

     1.2 Closing. The closing of the Reorganization and exchange contemplated and provided for in this Agreement (the "Closing") shall take at a time and place to be mutually agreed upon by the parties on the third business day following the satisfaction or waiver or all conditions to the obligations of the parties to consummate the subject reorganization and exchange (other than the conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date"). It is the parties intention to close this transaction as soon as practicable, however, the Closing Date shall occur no later than March 21, 2002, absent regulatory delays or breach.

     1.3  Terms of Exchange.  On the Closing Date Wave Power shall:

     a. Issue ratably and cause to be delivered to the 3 Strikes' shareholders certificates or rights representing 100,000,000 pre-split shares or its equivalent post reverse split shares of Wave Power's Common Capital Stock, in consideration for the transfer to Wave Power by the 3 Strikes' shareholders of all the common shares of the capital
     stock of 3 Strikes issued and outstanding as of the Closing Date.   No
     other shares of any preference or type of 3 Strikes shares are outstanding on the date of this Agreement or shall be outstanding on the Closing Date; and

     b. The parties agree that a 1:5 reverse split of the shares of Wave Power shall occur on or after the closing inasmuch as Wave Power has only 75,000,000 shares authorized and pursuant to the Agreement of the Parties, 3 Strikes' shareholders are to receive the equivalent of 100,000,000 pre-reverse split common shares which cannot be accomplished without shareholders approval of a reverse split. There are no preferred shares of Wave Power's stock currently issued or outstanding. Fractional shares resulting from the reverse split will be rounded up to whole shares.

     c. The 3 Strikes' shareholders shall, in consideration for their receipt of the shares of Wave Power's Common Capital Stock, transfer and deliver to Wave Power certificates representing all of the issued and outstanding shares of 3 Strikes' common stock owned by them. Wave Power shall receive good and marketable title to all of 3 Strikes' issued and outstanding common stock free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever, whether disclosed or undisclosed.

     d. Though the parties intend to initiate certain processes to effectuate the resolutions proposed herein prior to Closing, it is the expectation of the parties herein that the adoption of the foregoing resolutions will become effective no later than March 20, 2002.

     The Board of Directors of Wave Power has voted unanimously to approve and adopt each of the resolutions as set forth herein. The Board of Directors has determined that the each of these resolutions is in the best interests of Wave Power and is equitable to all shareholders.

General Information:

     Wave Power's Common Stock is quoted and traded on the NASDAQ Over The Counter Bulletin Board, under the trading symbol "WPDN." General economic conditions in the U.S. has caused stock values in the securities market to decline, which has resulted in a significant reduction in the trading price per share of Wave Power's stock. This decline in the market price of our stock has an effect on our ability to raise capital and execute acquisitions. Further, Wave Power has been unable to obtain financing to implement its tire recycling business plan. Wave Power's Board of Directors has considered the impact that these factors have had on Wave Power and has determined that, among other strategies to be implemented, that adopting the resolutions as set forth herein are in the best interest of Wave Power and 3 Strikes's shareholders.

Management of 3 Strikes:

     In connection with the transaction all of present officers and directors of Wave Power shall resign and after the consummation of the merger, the following individuals shall serve in the capacities set forth below:

     Name                     Title
     ----                     -----

     Mark Kaufman, Esq.       President, Treasurer and Director
     Marilyn Kaufman          Secretary

     The following are the members of 3 Strikes management team and their formal/experiential background.

Mark Kaufman, Esq.: President and CEO. Mark received his formal education at Cornell University where he got both his Baccalaureate and Juris Doctorate degrees in 1971 and 1974, respectively. After practicing law for 11 months, Mark quit the legal profession and began a lifelong career as an creative entrepreneur. He is the promotional marketing industry pioneer and he developed the patented 3 Strikes instant gratification programs. As president and CEO of 3 Strikes, Mark is responsible for developing corporate strategies and planning the long-term growth of 3 Strikes. Specifically, his task is to identify new opportunities for 3 Strikes and clearly position it as an innovative and customer-driven form in the promotional marketing/products design and packaging business.

Vince George: Vice President & General Manager. Vince's responsibilities comprise managing the firm's day-to-day operations that involve financial, sales, and production activities.

Ron Rosenthal: Ron is the supervisor of manufacturing operations, responsible for assembling and packaging 3 Strikes products on a sub-contractual basis. Ron has over 40 years of manufacturing experience.

     Under New York Corporation Law and 3 Strikes's Articles of Incorporation, 3 Strikes's directors will have no personal liability to 3 Strikes or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omission not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and
(iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to 3 Strikes's shareholders for damages suffered by 3 Strikes or its shareholders as a result of a breach of their fiduciary duty. Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling 3 Strikes pursuant to the foregoing provisions, 3 Strikes has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock held by each of our directors, by each of our principal shareholders and by all of our directors and executive officers as a group. Except as noted, the persons named in the table below have sole voting and investment power over the shares. Information in the table is as of February 19, 2002 prior to the 1:5 reverse split and after the 1:5 reverse split.

                                       Shares of Common Stock
                                         Beneficially Owned
                                       ----------------------
Name and Address             Number              Percent of            Number          Percent of
of Beneficial Owner      Prior to Split     Class Prior to Split     Post Split     Class Post Split
----------------------------------------------------------------------------------------------------

Brian Fisher(4)            12,300,000                 69%             2,460,000            69%
17938 67th  Ave.
Surrey, British Columbia
Canada

Jeri Fisher(1)(2)             200,000                  1%                40,000             1%
17938 67th Ave.
Surrey, British Columbia
Canada

Justin Fisher(3)              221,300                  1%                44,260             1%
17938 67th Ave.
Surrey, British Columbia
Canada

(1) Jeri Fisher is the divorced wife of Brian Fisher
(2) Last known address of Jeri Fisher
(3) Justin Fisher is the son of Brian Fisher
(4) Brian Fisher is Wave Power's President, Secretary, Treasurer and sole Director.

Insta-Win, 3 Strikes and Its Product
------------------------------------

3 Strikes:

     The Insta-Win Company was established in 1997 as a wholly owned subsidiary of 3 Strikes Custom Design, Incorporated. The Company's founder and president, Mark Kaufman pioneered the use of high-quality coordinated sportswear and apparel in the consumer marketing and promotion industry.
Since 1979, Mark Kaufman and 3 Strikes have brought powerful and creative ideas to the marketing table. They have developed technology-based solutions for marketers of consumer products and have provided new avenues of visibility for companies. Their ability to design and make products quickly, efficiently, and solve marketing problems has helped to develop a business that presently serves multinational, national, and regional clients.

     3 Strikes has its corporate headquarters at 25 Crescent Street, Stamford, Connecticut. This location was chosen for 3 important reasons: 1) ample office space at a low rental cost, 2) expandable space, and 3) proximity to New York City. 3 Strikes also has a sales office and a showroom at 130 West 42nd Street, Suite 905, New York, New York. 3 Strikes is shifting more if its production and back-room administrative support operations to its state-of-the-art production facility at 1905 Elizabeth Avenue, Rahway, New Jersey.

The Product:

     3 Strikes's product is centered on the instant gratification theme. People like to win prizes. When it is unexpected, tangible, and instantaneous, the pleasure is heightened thereby inducing people to try to win again. Based on this theme, 3 Strikes creates, designs, and assembles promotional items in the form of prizes that can be dispensed through automatic vending machines or other retail channels. Printed T-shirts, aprons, and sports towels carrying the promoter's logo are compressed and tightly packed inside soda cans and bottles that the customer receives as a surprise gift when making a purchase at the vending machine, supermarket, or a convenience store. Packets also contain items such as mini race cars, dolls, and stuffed animals, or phone cards, baseball tickets, cable offers, and redeemable coupons, depending on the nature of the promotion and the promoter's specific needs.

     The packet further contains cash or a coupon to purchase from the machine or the store the product initially desired. Certain utility items such as a rubber coaster are kept inside the packet to give it the weight needed for the machine-drop. The packet itself is designed in a way to be additionally useful as a vase, a jar to hold pens, or a decorative item.

     3 Strikes's product is thus an inducement scheme that manufacturers, vending machine operators, and retail stores us to increase sales. The inducement is in the form of a chance to win a gift that, in turn, generates volume in sales. In fact, the product is more a concept for generating volume sales because it can be customized to suit the needs of any marketer to promote its product within a vending machine or other retail environment. It is this flexibility that makes the product appealing to all consumer product businesses, thereby widening 3 Strikes's client universe.

Customers

3 Strikes has currently four types of customers:

     Manufacturers of beverage and food/snack products that are sold through vending machines and other retail outlets. Beverage manufacturer and bottlers such as Coca-Cola, Pepsi, 7Up, and Dr. Pepper and food manufacturers such as Frito-Lay and Proctor and Gamble belong to this group.

     Retailers who vend beverage and food/snack products: 3rd party vending machine operators, supermarkets and convenience stores belong to this group.

     Manufacturers and service providers who wish to use the vending machine more as an ad medium to target specific demographic groups. For example, GTE and RCA use 3 Strikes's program in vending machines situated in schools and college campuses to promote phone cards and music products to students.

     Manufacturers of vending machines: Makers of vending machines who offer 3 Strikes programs as a bonus to sell their machines to 3rd party vending operators.

Competitive Advantages

     3 Strikes has no direct competition for its product. 3 Strikes enjoys the following competitive advantages:

Patent:

     3 Strikes's product is patented. The patent is broad, and covers the total concept: A packet, can, bottle, or receptacle that contains gifts and cash/coupon to buy the vended product, is packed in cans/bottles similar in share to the vended product, and is dispensed through the vending machine channel in a normal manner and without causing any problem. The patent covers all the instant gratification programs that utilize compressed products (e.g., T-shirts), as well as non-compressed products (e.g., mini race cars), in a vending machine environment. This broad patent has helped 3 Strikes to prevent new competitor entry and protect itself from imitation.

Highly Promotable Product:

     The uniqueness of the product makes it attractive to trade and business publications, which offen results in free publications for 3 Strikes and its products.

Strategic Alliances:

     3 Strikes has strategic and cooperative alliances with vending machine manufacturers. 3 Strikes also has developed close ties with vendors of gift items that enable it to meet delivery deadlines without committing resources to inventory.

Diversified Product Line:

     3 Strikes has a diversified product line that complements each other. Resulting synergy provides 3 Strikes with a lower operational cost and an enhanced ability to effectively serve its clients.

Legal Proceedings:

     3 Strikes is presently not party to any legal proceedings.

Selected Financial Data

     Set forth below are unaudited financials for year ended 2000 for 3 Strikes (USA), Inc. The company will file pro forma financials along with a year end 2001 audit within 60 days of the official closing of the transaction with Wave Power.

                           3 STRIKES (U.S.A.), INC.

                             FINANCIAL STATEMENTS

                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                         ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and Stockholder of 3 Strikes (U.S.A.), Inc.


We have reviewed the accompanying balance sheets of 3 Strikes (U.S.A.), Inc. as of December 31, 2000 and 1999, and the related statements of operations and retained earnings and cash flows for the years then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of 3 Strikes (U.S.A.), Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Reference should be made to Note 1 for basis of presentation.

Our reviews were made for the purpose of expressing limited assurance that there are not material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying supplemental schedules of selling, general and administrative expenses is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the reviews of the basic financial statements, and we are not aware of any material modifications that should be made thereto.



                                    ______________________________
                                     CERTIFIED PUBLIC ACCOUNTANTS



New York, N.Y.
March 2, 2001

                           3 STRIKES (U.S.A.), INC.

                                BALANCE SHEETS

                       (See Accountants' Review Report)

                                    ASSETS
                                                          December 31
                                                     2000            1999
                                                  ---------       ---------
Current Assets:
    Cash                                          $ 103,023       $ 102,647
    Accounts Receivable                           1,068,686         939,850
    Inventories                                     683,936         788,531
    Prepaid expenses and other current assets        58,448          92,725
                                                  ---------       ---------
          Total current assets                    1,914,093       1,923,753
                                                  ---------       ---------

Property and equipment, at cost, net of
Accumulated depreciation                            220,260         215,030
                                                  ---------       ---------
Other assets:
   Security deposit                                   7,855           7,855
    Patent, at cost, less accumulated
    amortization of $23,373 in 2000
    and $17,059 in 1999                              79,150          70,707
                                                  ---------       ---------
          Total other assets                         87,005          78,562
                                                  ---------       ---------

          Total assets                           $2,221,358      $2,217,345
                                                 ----------      ----------

                    LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Bank loans payable                            $ 780,000       $ 729,620
    Accounts payable                                557,260         480,822
    Accrued expenses                                 71,569          30,397
    Customer deposits                                43,165          77,628
    Current portion of long-term debt                54,167          50,000
    Due to profit-sharing plan                      400,000         400,000
                                                  ---------       ---------
          Total current liabilities               1,906,161       1,768,467
                                                  ---------       ---------

Long-term liabilities:
    Long-term debt, less current portion                            *54,167
    Stockholder loan-subordinated                   226,156         225,057
                                                  ---------       ---------
                                                    226,156         279,224
                                                  ---------       ---------
          Total liabilities                       2,132,317       2,047,691
                                                  ---------       ---------

Stockholders equity:
  Common stock; no par value, 100 shares, authorized,
    Issued and outstanding                           10,000          10,000
  Retained earnings                                  79,041         159,654
                                                  ---------       ---------
         Total stockholder's equity                  89,041         169,654
                                                  ---------       ---------

         Total liabilities and
         stockholder's  equity                   $2,221,358      $2,217,345
                                                 ----------      ----------

  The accompanying notes are in integral part of these financial statements.

                           3 STRIKES (U.S.A.), INC.

                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                       (See Accountants' Review Report)

                                                    For the Years Ended
                                                        December 31,
                                                    2000            1999
                                                 ----------      ----------
Sales - net                                      $5,049,020      $4,362,558

Cost of sales                                     3,449,026       2,800,404
                                                 ----------      ----------

Gross profit                              (31.68) 1,600,000   1,562,151(35.80)


Expenses:
     Selling                                        190,138         236,471
     General and administrative                   1,378,291       1,401,067
     Interest, not of interest income of
     $214 and $3,410, respectively                  108,634          91,250
                                                 ----------      ----------
                                                  1,677,063       1,708,788
                                                 ----------      ----------


Loss before provision for income tax                (77,063)       (146,637)

Provision for income tax                                750           3,024
                                                 ----------      ----------
Net loss                                            (77,813)       (149,661)

Retained earnings - beginning of year               159,654         338,756

Distributions                                        (2,800)        (29,441)
                                                 ----------      ----------
Retained earnings - end of year                   $  79,041       $ 159,654
                                                 ----------      ----------




  The accompanying notes are an integral part of these financial statements.

                           3 STRIKES (U.S.A.), INC.

                           STATEMENTS OF CASH FLOWS

                       (See Accountants' Review Report)

                                                    For the Years Ended
                                                        December 31,
                                                    2000            1999
                                                 ----------      ----------

Cash flows from operating activities
  Net (loss) income                              $  (77,813)     $ (149,661)

  Adjustments to reconcile net (loss) income
  To net cash provided by (used in) operating
  Activities.
     Depreciation and amortization                  102,407          99,940
     Bad debts                                                       30,371
     Increase (decrease) in cash attributable
     To changes in operating assets and
     Liabilities:
         Accounts receivable                       (128,836)         56,087
         Inventories                                104,595          12,592
         Prepaid expenses and other
              Currents assets                        34,277          (1,132)
         Security deposit                                            (2,163)
         Accounts payable                            76,438        (175,193)
         Accrued expenses                            41,172          25,560
         Customer deposit                           (34,463)        (97,157)
                                                 ----------      ----------
Net cash provided by (used in) operations           117,777         200,756
                                                 ----------      ----------

Cash flows from investing activities:
  Acquisition of property and equipment            (101,323)       (130,574)
  Investment in patents                             (14,757)        (24,885)
                                                 ----------      ----------
Net cash used in investing activities              (116,080)       (155,459)

Cash flows from investing activities:
  Proceeds from (repayment of) bank
     loans payable                                   50,330         (20,380)
  Proceeds from long-term debt                                      100,000
  Repayment of long-term debt                       (50,000)        (59,671)
  Proceeds from profit-sharing plan                                 400,000
  Proceeds from (repayment of) stockholders'
     loan                                             1,099          (2,153)
  Proceeds from stockholders' loan
  Distributions                                      (2,800)        (29,441)
                                                 ----------      ----------

Net Cash (used in) provided by financing
     activities                                      (1,321)        388,355
                                                 ----------      ----------

Net increase in cash                                    376          32,140


Cash-beginning of year                              102,647          70,507
                                                 ----------      ----------

Cash-end of year                                 $  103,023      $  102,647
                                                 ----------      ----------

              Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:
      Interest                                   $   73,348      $   83,160
                                                 ----------      ----------
      Income Taxes                               $      467      $      100
                                                 ----------      ----------


  The accompanying notes are an integral part of these financial statements.

                           3 STRIKES (U.S.A.), INC.

                         NOTES TO FINANCIAL STATEMENTS

                        (See Accountants' Review Report)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business:

3 Strikes (U.S.A.), Inc. (the "Company"), a New York Corporation, was incorporated in 1985. The Company manufactures and markets promotional apparel and imprinted towels.

Basis of Presentation:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained recurring losses over the last two years. The Company's continuing operation is dependent on continuing expenditures. Management anticipates that it will continue to make operational changes that will increase efficiency and profit margins.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Inventories:

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment:

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. The cost of renewals and betterments is capitalized. Provision for depreciation and amortization is made on the straight-line and accelerated methods over the estimated useful lives of the assets which range from 3 to 10 years as follows:

      Office equipment                        5 years
      Transportation equipment              3-5 years
      Furniture and fixtures                  5 years
      Leasehold improvements               5-10 years

Patents:

Patents are amortized on a straight-line basis over 15 years.

Income Taxes:

The Company has elected, and the stockholder has consented, to be taxed as an "S" Corporation under the provisions of the Internal Revenue Code. The stockholder reports his share of the net taxable income or loss on his personal tax returns. Therefore, no provision is made for Federal corporation tax. The Company is subject to other state and local taxes.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2000 or 1999.

The Company maintains cash balances at several financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per institution. Uninsured balances at December 31, 2000, aggregated approximately $14,500.

Advertising:

Advertising costs are expressed as incurred and totaled approximately $29,000 and $57,000 for the years ended December 31, 2000 and 1999, respectively.

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   INVENTORIES:

      Inventories consist of the following:

                                               December 31,
                                           2000            1999
                                        ----------      ----------

Piece goods                             $   12,500      $   12,500
Towels                                     184,182         294,533
Finished goods                             487,254         481,498
                                        ----------      ----------

                                        $  683,936      $  788,531
                                        ----------      ----------


3.   PROPERTY AND EQUIPMENT:

      Property and equipment consists of the following:

                                               December 31,
                                           2000            1999
                                        ----------      ----------

Data processing                         $  167,974      $  131,680
Equipment                                  734,805         673,447

Transportation equipment                    77,393          77,393
Furniture and fixtures                      44,345          40,674
Leasehold improvements                      42,096          42,096
                                         1,066,613         965,290

Less accumulated depreciation             (846,353)       (750,260)
                                        ----------      ----------

                                        $  220,260      $  215,030
                                        ----------      ----------

4.   BANK LOANS PAYABLE:

The Company has a credit line of $1,100,000 with a bank available for direct borrowings by the Company, and commercial letters of credit. The borrowing capacity has certain limitations as defined in the loan agreement. At December 31, 2000, $780,000 of the line of credit is outstanding and is due on demand. Interest is payable at a rate of prime plus one half percent (10% at December 31, 2000). The line expired on January 31, 2001 and was extended until June 30, 2001. The loan is collateralized by substantially all of the assets of the Company and is guaranteed by the stockholder of the Company. At December 31, 2000, the Company is in violation of certain financial covenants and has not obtained a bank waiver.

5.     LONG-TERM DEBT:

Long-term debt consists of the following:

                                                          December 31,
                                                      2000            1999
                                                   ----------      ----------

Installment loan dated February 1999 with a
bank in the principal amount of $100,000.  The
loan is payable in monthly principal installments
of the $2,083 through February 15, 2003.
Interest is payable monthly at a rate of 8.375%.
The note is collateralized by substantially all of
the assets of the Company.                         $   54,170      $   79,167

Note payable to a bank dated December 1996
in the principal amount of $100,000, which is
payable in 48 equal installments of principal of
$2,083 plus interest at prime plus one percent
(9.50 % at December 31, 1999).  The note is
collateralized by substantially all of the assets
of the Company.                                                        25,000
                                                   ----------      ----------

      Total long-term debt                             54,170         104,167

     Less current portion                             (54,170)        (50,000)
                                                   ----------      ----------

                                                   $        0      $   54,167
                                                   ----------      ----------

At December 31, 2000, the Company is in violation of certain financial covenants and has not obtained a bank waiver. Accordingly, the loan payable to the bank has been classified as a current liability.

6.   DUE TO PROFIT SHARING PLAN:

The company has a 401 (k) salary reduction and profit-sharing plan which became effective January 1, 1998. Contributions to the plan by the Company are discretionary but may not exceed the maximum allowable amount under the Internal Revenue Code. In addition, participants may elect to contribute a portion of their compensation to the extent permitted under the plan. There were no provisions for profit-sharing expense for the years ended December 31, 2000 or 1999.

During 1999, the Company's profit-sharing plan made loans to the Company in the aggregate amount of $400,000 evidenced by promissory notes which require the loan to be repaid on demand and bear interest at 8% per year. Accrued interest on these loans at December 31, 2000 and 1999 was $24,500 and $11,500, respectively.

The Company's counsel has indicated that under Sec. 4975 of the Internal Revenue Code, the transactions could be deemed a prohibited transaction and could subject the Company to a statutory penalty of 15% of the interest on the loans payable. This penalty was due on July 31, 2000. The Company has provided for approximately $18,000 in penalties for the year ended December 31, 2000 related to this loan.

7.   STOCKHOLDER LOAN:

At December 31, 2000 and 1999, the Company was obligated to its stockholder in the amount of $226,156 and $225,057, respectively, with no fixed repayment date. The stockholder has indicated his intention not to demand repayment of the loans for a period of at least one year from the balance sheet date. As of July 29, 1998, the stockholder agreed to subordinate $225,000 of the outstanding loan to the bank.

8.   COMMITMENTS AND CONTINGENCIES:

The Company currently leases office space, a showroom and a warehouse that is used for manufacturing and storage. The showroom and warehouse are rented on a month by month basis. The office space is rented under a noncancellable lease, through August 31, 2000. Total rent expense for the years ended December 31, 2000 and 1999 were $51,756 and $52,992 respectively. The Company's future minimum obligations at December 31, 2000 are approximately as follows:

     Years Ending
     December 31,
     ------------

          2001              $18,500
          2002               12,000
          2003               12,000
          2004               12,000
          ----              -------

                            $54,500
                            -------

In March 1999, the Company moved its compression operations to a subcontractor in New Jersey. All compressions equipment owned by the Company was supplied to the subcontractor and the Company is being charged on a prearranged per unit basis.

9.     MAJOR CUSTOMER

As of December 31, 2000, one customer accounted for approximately 19% of total accounts receivable.

As if December 31, 1999, accounts receivable from three customers represented approximately 47% of all accounts receivable. Sales for the year ended December 31, 1999 to one customer represented approximately 12% of total sales.

                           3 STRIKES (U.S.A.), INC.

    SUPPLEMENTAL SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                       (See Accountants' Review Report)

                                                    For the Years Ended
                                                        December 31,
                                                    2000            1999
                                                 ----------      ----------
Selling Expenses:
  Sales commissions and expenses                 $   33,881         $32,814
  Advertising                                        29,093          57,394
  Promotional and public relations                   13,682          11,925
  Trade shows                                        47,676          62,701
  Travel and entertainment                           53,977          50,209
  Catalog                                            11,367
  Miscellaneous                                         462           1,428
                                                 ----------      ----------

Total selling expenses                            $ 190,138      $  216,471
                                                 ----------      ----------

General and administrative expenses:
  Payroll-office                                   $452,723      $  404,039
  Payroll-officer                                   279,269         321,918
  Payroll taxes                                      44,586          45,676
  Rent                                               51,756          52,992
  Freight and delivery                              145,305         134,325
  Telephone                                          36,271          41,686
  Insurance                                          19,864          33,867
  Professional fees                                  29,022          39,302
  Bank charges                                       28,623          24,351
  Dues and subscriptions                              6,597           2,892
  Computer costs                                                      4,470
  Donations                                             235             286
  Personal property tax and other misc. taxes                         2,657
  Bad debts                                          (5,881)         30,371
  Equipment rental                                   62,628          83,081
  Office expenses                                    48,779          52,051
  Penalty expense                                    18,000
  Repairs and maintenance                             4,307          17,370
  Auto expenses                                       9,600           9,600
  Depreciation and amortization                     102,407          99,940
  Pension expense                                                       193
  Research and development                           14,200
  Supplies expense                                   30,000
                                                 ----------      ----------
Total general and administrative expenses        $1,378,291      $1,401,067

One for Five Reverse Split:

     The Board of Directors of Wave Power intends to implement a 1:5 reverse split of its common stock. The reverse split is being enacted at the behest of the Board of Directors and management of 3 Strikes. They have determined that it would be advisable to effect a reverse split that would reduce the number of shares of Wave Power's outstanding common stock in order to increase the trading price of Wave Power's common stock on the OTC Bulletin Board stock exchange.

     If a reverse split were to be implemented, the number of shares of Wave Power common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

     The Board of Directors will be able to determine the most appropriate time to effectuate the reverse split, by filing an amendment to the Company's Articles of Incorporation. The Board of Directors will decide whether to file the amendment based on factors such as prevailing market conditions and prevailing trading prices of the common stock.

Reasons for the Reverse Split:

     The primary purpose of the reverse split is to combine the outstanding shares of the common stock into a smaller number of shares so that the shares will trade at a significantly higher price per share than their recent trading prices. The Board of Directors believe that the price per share has been discouraging potential new investors and decreasing the liquidity of the common stock.

     Based upon the above reasons, we believe that having the ability to effectuate the reverse split is in the best interests of the Company and its stockholders. We anticipate that, following the consummation of the reverse split, Wave Power's common stock will trade at a price per share that is proportionately higher than current market prices. However, there can be no assurances that the reverse split, if implemented, will have the desired effect of proportionately raising Wave Powers's common stock price.

     Based on the 17,780,000 shares of common stock outstanding as of February 19, 2002, 3,556,000 shares of common stock would be outstanding as a result of the reverse split.

Fractional Shares:

     Implementation of a reverse split will result in some stockholders owning a fractional share of common stock. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of Wave Power common stock as a consequence of the reverse split will, instead, receive from Wave Power an additional share of common stock.

Exchange of Stock Certificates:

     Effective Date. The combination of, and reduction in, the number of Wave Power's outstanding shares as a result of the reverse split will occur automatically on the date that the reverse split amendment is filed with the Delaware Secretary of State (the "Effective Date"), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the reverse split are physically surrendered for new stock certificates.

     Exchange of Stock Certificates. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Wave Power's common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Wave Power's common stock such stockholder is entitled to receive as a result of the split.


                                  EXHIBITS

EXHIBIT I Agreement and Plan of Reorganization between Wave Power.Net, Inc. and 3 Strikes (USA), Inc. dated February 14, 2002.